Exhibit 10(i)

As Amended and Restated Effective November 21, 2002

As Amended and Restated Effective September 12, 2002

Amended and Restated Effective July 18, 2002

Amended and Restated September 4, 2001

Section 2 definition of Fair Market Value Amended December 8, 1999

Amended and Restated January 20, 1998

Reflects 5-for-2 stock split dated July 14, 1997

2-for-1 stock split dated January 20, 1998 and

Mergers & acquisitions through September 1, 1997

COMPAQ COMPUTER CORPORATION

1989 EQUITY INCENTIVE PLAN

SECTION 1.           Purpose.  The purposes of the Compaq Computer Corporation 1989 Equity Incentive Plan are to encourage eligible employees of the Company, Compaq and Affiliates, to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company, Compaq and Affiliates to attract and retain talented and highly competent individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

SECTION 2.           Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (a) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or Compaq, or (b) any entity in which the Company or Compaq has a significant equity interest, as determined by the Committee.

“Award” shall mean any option, stock appreciation right, restricted stock award, or any other right, interest, or option relating to Shares granted pursuant to the provisions of the Plan.

“Award Notice” shall mean any written notice, agreement, or other instrument or document evidencing any Award granted by the Company and delivered to the Participant, and shall be subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee or committees of the Board designated by the Board to administer the Plan.

“Common Stock” shall mean the common stock, $.01 par value, of the Company.

“Compaq” shall mean Compaq Computer Corporation, together with any successor thereto.

“Company” shall mean any successor or parent company of Compaq.

“Employee” shall mean any employee of the Company, Compaq or of any Affiliate, but shall exclude any individual who are classified by the Company as (a) leased from or otherwise employed by a third party; (b) independent contractors; (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; or (d) on or after May 3, 2002, either a member of the Board or a covered officer as defined in Section 162(m) of the Code at the time of grant.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.  On or after May 3, 2002 and unless otherwise determined by the Committee or its designate, the fair market value shall mean the average of the highest and lowest quoted sales prices for such Shares as of such date (or if no sales were reported on such date, the average on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Committee shall determine.

“Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

“Option” shall mean any right granted to a Participant allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

“Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

“Person” shall mean any natural person, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof or other entity.

“Plan” shall mean this Compaq Computer Corporation 1989 Equity Incentive Plan, as amended from time to time.

“Restricted Stock” shall mean any share of capital stock of the Company issued with the restriction that the holder may not sell, transfer, pledge, or assign such share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such shares and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Restricted Stock Award” shall mean an Award of Restricted Stock under Section 8 hereof.

“Shares” shall mean the Common Stock and such other securities of the Company as the Committee may from time to time determine.

“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (a) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (b) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant.  The grant price of a right granted to an individual subject to Section 16 of the Exchange Act shall not be less than 50% of the Fair Market Value of one Share on the date of grant.  Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or Compaq or with which the Company or Compaq combines.

“Tandem” shall mean Tandem Computers Incorporated.

“Tandem Substitute Options” shall mean any Options issued under the Plan pursuant to that certain Agreement and Plan of Merger dated as of June 22, 1997 among Tandem, Compaq and Compaq-Project, Inc.

SECTION 3.           Administration.  The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:  (a) select the Employees of the Company, Compaq and Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Awards to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by, or with respect to, which payments, rights, or other matters are to be calculated in connection with, each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent, and under what circumstances Awards may be settled in cash, shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (f) determine whether, to what extent, and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement relating to, or Award made under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (i) adopt rules, procedures, and sub-plans to the Plan relating to the operation and administration of the Plan, as the Committee deems desirable to accommodate tax and other laws, regulations and practices in foreign jurisdictions; (j) approve forms of Notice for use under the Plan; (k) authorize substitution under the Plan of any or all outstanding Nonqualified Stock Options or outstanding stock appreciation rights held by service providers of an entity acquired by the Company; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan and any Award granted hereunder.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions of the Committee may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, Compaq, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee.

Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

SECTION 4.           Shares Subject to the Plan.

(a)                                  Total Number.  Subject to adjustment as provided in this Section, the total number of Shares available for grant under the Plan shall be 268,033,504 Shares.

(b)                                 Reduction of Shares Available.

(i)                                     The grant of an Option or Restricted Stock Award will reduce the Shares available for grant by the number of Shares subject to such Award.

(ii)                                  The grant of Stock Appreciation Rights related to an Option will reduce the number of Shares available for grant only to the extent that the number of Stock Appreciation Rights granted exceeds the number of Shares subject to the related Option.

(iii)                               The grant of Stock Appreciation Rights not related to an Option will reduce the number of Shares available for grant by the number of Stock Appreciation Rights granted.

(iv)                              Any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan.

(c)                                  Increase of Shares Available.

(i)                                     The lapse, cancellation, or other termination of an Option that has not been fully exercised shall increase the available Shares by the number of Shares that have not been issued upon exercise of such Option; provided that in the event the cancellation of an Option is due to the exercise of Stock Appreciation Rights related to such Option, the cancellation of such Option shall only increase the Shares available by the excess, if any, of the number of Shares subject to such Option over the number of Stock Appreciation Rights exercised.

(ii)                                  The lapse, cancellation, or other termination of Stock Appreciation Rights that have not been exercised shall increase the available Shares by the number of Stock Appreciation Rights so lapsed, canceled, or terminated; provided that in the event the cancellation of Stock Appreciation Rights is due to the exercise of an Option related to such Stock Appreciation Rights, the lapse, cancellation, or termination of such Stock Appreciation Rights shall only increase the Shares available by the excess, if any, of the number of Stock Appreciation Rights so lapsed, canceled, or terminated over the number of Shares for which such Option is exercised.

(iii)                               Any Restricted Shares forfeited by a Participant shall increase the available Shares by the number of Shares so forfeited.

(iv)                              In the event that any withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d)                                 Other Adjustments.  The total number of shares of Common Stock available for Awards under the Plan or which may be allocated to any one Participant, the number of shares of Common Stock subject to outstanding Options, the exercise price for such Options, the number of outstanding Stock Appreciation Rights, the base value of such rights, and the number of outstanding shares of Restricted Stock shall be appropriately adjusted by the Committee for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, or combination of Shares or reclassification, as may be necessary to maintain the proportionate interest of the Award holder.  In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Awards under the Plan and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, or tender offer including, without limitation, the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards, or the removal of restrictions on outstanding Awards.  The payment to the Participant of an amount in cash equal to the excess, if any, of the Fair Market Value of the number of shares subject to any Award over the aggregate grant price thereof, in consideration of the cancellation thereof pursuant to this Section 4(d), shall extinguish any rights of the Participant in connection with such Award.

SECTION 5.           Eligibility.  Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.  Prior to May 3, 2002 any officer or employee-director of Compaq or any Affiliate shall be eligible to be designated as a Participant.

SECTION 6.           Stock Options.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, and the conditions and limitations applicable to the exercise of the Option. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  The Company shall deliver an Award Notice to each Participant receiving an Option.  Any such

Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a)                                  Option Price.  The purchase price per Share purchasable under an Option (other than Substitute Awards) shall be determined by the Committee in its sole discretion and set forth in the applicable Award Notice; provided that such purchase price at the time of grant shall not be less than (i) prior to May 3, 2002 (A) 100% of the Fair Market Value of the Share on the date of the grant of the Option in the case of any Incentive Stock Option, or (B) 50% of such Fair Market Value in the case of any Nonqualified Stock Option granted to an individual subject to Section 16 of the Exchange Act; and (ii) on or after May 3, 2002, not less than the Fair Market Value of the underlying shares.  The Committee shall determine the appropriate option price for Substitute Awards based on the terms and conditions of the transaction related to such Awards.

(b)                                 Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the applicable Award Notice; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c)                                  Exercisability.  Options shall be exercisable at such time or times as determined by the Committee in its sole discretion and set forth in the applicable Award Notice.  The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the applicable securities laws, as it may deem necessary or advisable.

(d)                                 Method of Exercise.  Any Option may be exercised by the Participant in whole or in part at such time or times and by such methods as the Committee may specify.  Unless otherwise specified in the applicable grant and Award Notice, the Participant may make payment (i) in cash or by certified check, bank draft, or postal or express money order payable to the order of the Company, (ii) with the consent of the Board (or the Committee, if established by the Board), in whole or in part in Common Stock owned by the Participant (which are not the subject of any pledge or other security interest), valued at Fair Market Value, (iii) if and to the extent permitted by the Company, by surrendering all or part of that Option or any other Option, (iv) consideration received by the Company under a cashless exercise program implemented by the Company, or (v) by a combination of the foregoing,; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to Compaq the Company as of the date of such tender is at least equal to such option cost.

(e)                                  Incentive Stock Options.  In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant become exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.  The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.  On or after May 3, 2002, no Incentive Stock Options shall be substituted under this Plan.

(f)                                    Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

(g)                                 Certificates.  Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Secretary of the Company shall issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

SECTION 7.           Stock Appreciation Rights.

(a)                                  Prior to May 3, 2002, Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6.  The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.  Any Stock Appreciation Right related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option.  Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted.  In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right Award or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right Award granted with respect to fewer than the full number of Shares covered by a related Option shall not be reduced until the number of Shares issued upon exercise or canceled upon termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right Award.  Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.  No Stock Appreciation Right unrelated to any Option shall be exercisable after the expiration of ten years from the date such Award is granted.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.  The Company shall deliver an Award Notice to each Participant receiving a Stock Appreciation Right.

(b)                                 On or after May 3, 2002, no Stock Appreciation Rights shall be granted under this Plan.

SECTION 8.           Restricted Stock.

(a)                                  For Restricted Stock grants prior to May 3, 2002:

(i)                                     Issuance.  Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such nominal consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.  The Company shall deliver an Award Notice to each Participant receiving a Restricted Stock Award.

(ii)                                  Registration.  Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.  Promptly after the lapse of restrictions with respect to any shares of Restricted Stock, the lapse of such restrictions shall be evidenced in such manner as the Committee shall deem appropriate.

(b)                                 On or after May 3, 2002, no Restricted Stock shall be granted under this Plan.

SECTION 9.           Termination or Suspension of Employment.  The following provisions shall apply in the event of the Participant’s termination of employment unless the Company shall have provided otherwise either at the time of grant of the Award or thereafter.

(a)                                  Nonqualified Stock Options and Stock Appreciation Rights.

(i)                                     Termination of Employment:

(A)                              For Nonqualified Stock Options and Stock Appreciation Rights granted prior to May 3, 2002 and if the Participant’s employment with the Company, Compaq or an Affiliate is terminated for any reason other than death, disability, or retirement, the Participant’s right to exercise any Nonqualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (a) the first anniversary of such termination of employment or (b) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment; provided, however, that if, within one year following a Change in Control, the Participant’s employment is terminated in a Qualifying Termination (as defined in subparagraph (iv) below), the Participant shall have the right to exercise any outstanding Option or Stock Appreciation Right until the earlier of (i) the third anniversary of such termination of employment (in the case of Options or Stock Appreciation Rights granted prior to September 1, 2001) or the first anniversary of the effective date of such Qualifying Termination (in the case of Options or Stock Appreciation Rights granted on or after September 1, 2001 and prior to the Change in Control) or (ii) the date such Option or Stock Appreciation Right would have expired had it not been for such termination of employment.  The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(B)                                For Options granted on or after May 3, 2002 and if a Participant ceases to be an Employee of the Company, Compaq or an Affiliate for any reason other than death, permanent and total disability, or retirement, the Participant’s right to exercise any vested or unvested Option shall terminate, and such Option shall expire.

(ii)                                  Death, Disability or Retirement.

(A)                              For Nonqualified Stock Options and Stock Appreciation Rights granted prior to May 3, 2002 and if the Participant’s employment with the Company, Compaq or an Affiliate is terminated by reason of death, disability, or retirement, the Participant or his successor (if employment is terminated by death) shall have the right to exercise any Nonqualified Stock Option or Stock Appreciation Right to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment.

(B)                                For Options granted on or after May 3, 2002 and if a Participant’s employment with the Company, Compaq or an Affiliate is terminated by total and permanent disability, or retirement, all unvested Options shall immediately vest and the Participant shall have the right to exercise any Option within three years of the date of such disability or retirement, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment.

(C)                                For Options granted on or after May 3, 2002 and if a Participant’s employment with the Company, Compaq or an Affiliate is terminated by death, all unvested Options shall immediately vest and, subject to applicable laws and subparagraph (h) below, the Participant’s designated beneficiaries or successors shall have the right to exercise the Option within one year of the date of the death of Participant whether the Participant was an Employee, retired or disabled, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for Participant’s death.

(iii)                               Notwithstanding the foregoing, the Committee may, in its discretion, provide (A) that an Option granted to a Participant may terminate at a date earlier than that set forth above, and (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant’s employment.

(iv)                              For purposes of subparagraph (a)(i)(A) above, the term “Qualifying Termination” shall have the meaning ascribed to such term in the Participant’s individual employment or severance agreement with the Compaq or its Affiliates.  If the Participant is not a party to an individual employment or severance agreement with the Compaq or its Affiliates, the term “Qualifying Termination” shall have the meaning ascribed to the term “Qualified Termination” in the Compaq Computer Corporation employee severance plan, as may be amended from time to time, in which such Participant is eligible to participate.

(b)                                 Incentive Stock Options.  Except as otherwise determined by the Committee at the time of grant, if the Participant’s employment with the Company is terminated for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment.  If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Nonqualified Stock Option, and such Option and the related Stock Appreciation Right will be exercisable during the period set forth in Section 9(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies in such 90-day period the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(c)                                  Restricted Stock. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company at the price (if any) paid by the Participant for such Restricted Stock; provided that in the event of a Participant’s retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive, in whole or in part, any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock.

(d)                                 Disability and Retirement.  The term “disability” means total and permanent disability.  The meaning of the terms “total and permanent disability” and “retirement” shall be determined by the Committee.

(e)                                  Acceleration of Exercisability.  Nothing contained herein shall in any way limit the authority of the Committee in its sole discretion to cause any outstanding Option or Stock Appreciation Right to become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

(f)                                    Leave Without Pay.  No Award may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return. An Award shall continue to vest during any authorized leave of absence and such Award may be exercised to the extent vested upon the Participant’s return to active employment status, in accordance with the terms thereof, to the extent permitted by local law.

(g)                                 Beneficiary Designation.

(i)                                     A Participant may file a written designation of a beneficiary who is to receive the Participant’s rights pursuant to Participant’s Award or the Participant may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that the Participant has completed a designation of beneficiary while employed with the Company, Compaq or an Affiliate such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Participant.

(ii)                                  Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of an Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall allow the executor or administrator of the estate of the Participant to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Participant to exercise the Award.

SECTION 10.         Change in Control.

(a)                                  Immediate Vesting.  For Awards granted prior to May 3, 2002 and notwithstanding any other provision of the Plan to the contrary, (i) all Awards granted prior to September 1, 2001 shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award upon a Change in Control and (ii) all Awards granted on or after September 1, 2001 shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award, upon a Qualifying Termination (as defined in Section 9(a)(iv)) within one year following a Change in Control.

(b)                                 Change in Control.  A “Change in Control” shall be deemed to have occurred if:  (i) Prior to May 3, 2002, (A) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Compaq, any trustee or other fiduciary holding securities under any employee benefit plan of Compaq, or any company owned, directly or indirectly, by the stockholders of Compaq in substantially the same proportions as their ownership of Stock of Compaq), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Compaq representing 30% or more of the combined voting power of Compaq’s then outstanding securities;  (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Compaq to effect a transaction described in clause (A), (B), or (C) of this Section 10(b)(i)) whose election by the Board or nomination for election by Compaq’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved,  cease for any reason to constitute at least a majority of the Board;  (C)  the stockholders of Compaq approve a merger or consolidation of Compaq with any other corporation, other than a merger or consolidation which would result in the voting securities of Compaq outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Compaq or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Compaq (or similar transaction) in which no person acquires more than 30% of the combined voting power of Compaq’s then outstanding securities shall not constitute a Change in Control of Compaq; or  (D) the stockholders of Compaq approve a plan of complete liquidation of Compaq or an agreement for the sale or disposition by Compaq of all or substantially all of Compaq’s assets.  For purposes of (1) Awards granted on or after September 1, 2001, (2) applying the provision of Section 10(a)(i) to Awards (other than Options and Stock Appreciation Rights) granted prior to September 1, 2001, and (3) applying the provisions of Section 9(a)(i)(A) and the sixth paragraph of Appendix A to all Options and Stock Appreciation Rights under the Plan, whenever granted, the definition of Change in Control set forth in this subsection shall be revised by substituting the phrase “a merger or consolidation of Compaq with any other corporation is consummated” for the phrase “the stockholders of Compaq approve a merger or consolidation of Compaq with any other corporation” in clause (C) of this subsection, and (ii) On or after May 3, 2002, the Board in its sole discretion determines that a change in control has occurred.

(c)                                  For Options granted on or after May 3, 2002 and in the event there is a Change of Control of the Company, as determined by the Board, the Board may in its discretion provide for (i) the assumption or substitution of, or adjustments to, each outstanding Award; (ii) the acceleration of the vesting of Awards and termination of any restriction on Awards; and (iii) the cancellation of Awards for a cash payment to the Participants.

(d)                                 For Options granted on or after May 3, 2002 and in the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Award to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

SECTION 11.         Amendments and Termination.

(a)                                  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the stockholders would:

(i)                                     Prior to May 3, 2002 and except as is provided in Section 4(c) of the Plan, increase the total number of Shares reserved for the purpose of the Plan; or change the employees or class of employees eligible to participate in the Plan; and

(ii)                                  On or after May 3, 2002, be necessary to comply with any tax or regulatory requirement for which the Board deems it necessary or desirable to qualify or comply.

(b)                                 Prior to May 3, 2002, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent.  The Committee may also substitute new Awards for previously granted Awards, including without limitation previously granted Options and Stock Appreciation Rights having higher option prices.   On or after May 3, 2002, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

(c)                                  Employee Status Change to Part-Time.  Prior to May 3, 2002 and at such time as a full-time employee becomes a part-time employee of the Company, on the next vesting date following such status change, all Awards previously granted to such employee will be automatically amended to reflect the vesting of all such Awards to be reduced by one-half with respect to any portion of the Awards not yet vested.

(d)                                 Buyout Provisions.  At any time, the Committee may, but shall not be required to, authorize the Company to offer to buy out for a payment in cash or Shares an Award previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant in connection with such offer.

SECTION 12.         General Provisions.

(a)                                  Nontransferability.  No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution, provided, however, that an Award granted prior to May 3, 2002 may be transferable, to the extent set forth in the applicable Award Notice and in accordance with procedures adopted by the Committee, (i) if such Award Notice provisions do not disqualify such Award for exemption under Rule 16b-3 or (ii) if such Award is not intended to qualify for exemption under such rule.

(b)                                 No Claims.  No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.

(c)                                  Notices.  Any notice necessary under this Plan or any Award hereunder shall be addressed to the Company in care of its Secretary at the principal executive office of the Company in Palo Alto, California and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(d)                                 Unusual Events.  The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.  In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make such future awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(e)                                  Compliance Requirements.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  The Company shall not be required to issue or deliver any Shares under the Plan prior (i) to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange that the Committee in its sole discretion shall deem to be necessary or appropriate and (ii) to the Participant’s entering into such written representations, warranties, and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Plan.

(f)                                    Dividends.  Subject to the provisions of this Plan, the recipient of an Award may, if so determined by the Committee at the time of grant, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(g)                                 No Other Consideration.  Prior to May 3, 2002 and except as otherwise required in any applicable grant and Award Notice or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(h)                                 Withholding.  The Company, Compaq or any Affiliate shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy any of its obligations with respect to the payment of such taxes. A Participant may satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable.  The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

(i)                                     Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required by applicable law, or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

(j)                                     Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(k)                                  Conformity With Law.  If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(l)                                     Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, Compaq or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees.

(m)                               Award Notice.  Each Award hereunder shall be evidenced by an Award Notice that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(n)                                 No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, Compaq or any Affiliate.  Further, the Company, Compaq or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Notice.

(o)                                 No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

(p)                                 Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company or Compaq to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company or Compaq by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company or Compaq, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(q)                                 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, Compaq or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company, Compaq or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, Compaq or any Affiliate

(r)                                    No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(s)                                  Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 13.         Effective Date of Plan.  The Plan shall be effective as of January 18, 1989 (the “Effective Date”), subject to approval by the Company’s stockholders within one year thereafter. Awards may be granted at any time after the Effective Date and prior to termination of the Plan by the Board, except that no Incentive Stock Option shall be granted pursuant to the Plan after 10 years from the Effective Date, but any

Award theretofore granted may extend beyond that date.  The Plan will expire when no Shares are available for issuance.

SECTION 14.         Tandem Substitute Options.  Tandem Substitute Options shall be governed by the terms of the Plan and the related option conversion notice, except that, notwithstanding any provision of the Plan or option conversion notice to the contrary, the terms and conditions set forth on Appendix A hereto shall govern such options to the extent set forth on such Appendix.

APPENDIX A FOR TANDEM SUBSTITUTE OPTIONS

The term “Options” as used in this Appendix A means Tandem Substitute Options.

Exercisability: Generally, Options may be exercised beginning six months from the vesting date or, with respect to certain Options, beginning six months from the original grant date.  Optionees are not entitled to exercise Options if employment with the Company is terminated prior to six months from the vesting date or, with respect to certain Options, prior to six months from the original grant date.  The original grant date and the vesting date are set forth on the related option conversion notice.

Vesting: Vesting stops when the optionee’s employment with the Company, Compaq or an Affiliate terminates.  The vesting schedule for each Option is as set forth on the related Option Conversion Notice.

Death:  If an optionee dies while an employee of the Company, Compaq or an Affiliate, Options become fully vested regardless of length of service and expire one year after the date of death.

Disability:  If an optionee’s employment terminates because of permanent disability, Options (i) become 20% vested, if more than the percentage actually vested on the termination date and (ii) expire 90 days after the termination date.

Termination:  If employment with the Company, Compaq or an Affiliate ends for any reason other than death or permanent disability, Options expire on the 30th day after the termination date; provided, however, that if, within one year following a Change in Control, the optionee’s employment is terminated in a Qualifying Termination (as defined in Section 9(a)(v) of the Plan), the optionee shall have the right to exercise any outstanding Option until the earlier of (A) the third anniversary of such termination of employment or (B) the date such Option would have expired had it not been for such termination of employment.

Leave of Absence:  Vesting during an approved leave of absence is governed by the applicable leave of absence policy in effect at the time an optionee goes on leave.

Unvested Shares:  Six months after the original grant date (as set forth on the related option conversion notice), optionees can purchase unvested option shares.  Unvested option shares may not be sold or otherwise transferred until they become vested.  The Company may buy back unvested shares at the price paid by the optionee for such shares upon optionee’s termination from the Company, Compaq or an Affiliate (except death).  In such event, the Company must give notice to the optionee within 60 days after the termination date, provided, however, that upon termination due to permanent disability, the Company must provide notice within 60 days after the last date upon which the optionee’s option is exercisable.  Optionees must deliver the number of shares requested in such notice to the Company within 60 days after receipt of such notice, with the stock certificates fully endorsed or accompanied by a duly executed stock power.  Certificates for unvested shares shall contain a legend referring to the Company’s right to repurchase.  As the optionee’s vesting percentage increases, the optionee may request, at reasonable intervals, that the Company exchange those legended certificates for shares which have vested for certificates for shares without legends.  No certificates shall be issued for partial shares.

Form of Payment:  A notice of exercise must include payment of the option price for the shares being purchased.  Payment may be made by:  (i) cashier’s check or a money order, (ii) irrevocable directions on a Company approved form to a securities broker approved by the Company to sell the shares and deliver all or a portion of the sale proceeds to the Company in payment of the option price, or (iii) certificates for Common Stock, along with any forms needed to transfer the shares to the Company.  The fair market value of the shares, on the effective date of the Option exercise will be applied to the Option price.

Transfers:  Options cannot be assigned or transferred, except by will or the laws of descent and distribution.

Individual Provisions:  To the extent that an optionee’s option agreement with Tandem provides terms and conditions contrary to those set forth above, notwithstanding any other provision in the Plan, the option conversion notice or this Appendix A to the contrary, the terms and conditions of such option agreement shall govern the related Tandem Substitute Option (except with respect to the vesting schedule, trading restrictions and notice of exercise, in which case the terms and conditions contained in the related option conversion notice shall govern).